Exhibit 3.6

BY-LAWS

OF

SUNSHINE DEVELOPMENT CORPORATION

(an Oklahoma corporation)

ARTICLE I

Name

The name of this Corporation is SUNSHINE DEVELOPMENT CORPORATION.

ARTICLE II

Office

Section 1. Principal Office. The principal office and place of business of the Corporation shall be 120 North Robinson, Oklahoma City, Oklahoma, 73102.

Section 2. Other Offices. The Corporation may also have additional offices in such other places as the Board of Directors, in their discretion, may from time to time determine or the business of the Corporation may require. The Board of Directors, in their discretion, may from time to time close and sell or otherwise dispose of any and/or all of such additional offices.

ARTICLE III

Seal

The seal of the Corporation shall have inscribed in the center and on the margin thereof: “Corporate Seal, State of Oklahoma,” with the corporate name thereon.

ARTICLE IV

Registered Office and Registered Agent

Section 1. Registered Office. The Corporation shall maintain a registered office in this State which may, but need not be, the same as its principal place of business.

Section 2. Registered Agent. The Corporation shall also have and continuously maintain in this State a registered agent on whom service of summons may be had and whose business address is identical with the registered office of this Corporation. The Board of Directors shall have authority to appoint or change, from time to time, the registered agent and registered office of this Corporation in this State or in any state in which the Corporation is then doing business.

ARTICLE V

Meeting of Shareholders

Section 1. Meeting Place. Notwithstanding anything to the contrary in these By-laws provided, any meeting (whether annual, special, or adjourned) of the shareholders of this Corporation shall be held at any place within or without the State of Oklahoma which has been designated therefor by the Board of Directors, and the place at which such meeting shall be held shall be stated in the notice and call of meeting.

Section 2. Annual Meetings. Subject to the foregoing provision, the annual meeting of the shareholders of this Corporation shall be held on the last Tuesday of the second month following the close of the fiscal year of the Corporation, if not a legal holiday, and, if a legal holiday, then on the next succeeding business day not a legal holiday; provided, however, that any such annual meeting may be held at any other time which may be designated in a resolution by the Board of Directors or by the written consent of the shareholders entitled to vote at such meeting holding at least a majority of such shares. At such annual meetings, directors shall be elected, reports of the affairs of the Corporation shall be considered and any other business may be transacted which is within the powers of the shareholders to transact and which may be properly brought before the meeting. Notice of annual meetings shall be given in accordance with the provisions of Section 4 of the Article.

Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president, or, in his absence or disability, by the vice president, or by a majority of the Board of Directors, or by a call signed by the shareholders holding a majority of the issued and outstanding voting shares of the Corporation or such meeting may be held at any time without call or notice upon unanimous consent of the shareholders. Upon a request being made by written notice to the president or, in his absence or disability, to the vice president, or, in the absence of the vice president, to the secretary, by any person or persons herein empowered to call a special meeting; if such officer is the secretary, he shall give notice to the shareholders or, if such officer is other than the secretary, he shall cause the secretary to give notice to the shareholders that such meeting has been called for the purpose or purposes stated in such request and is to be held at a specified time, which time, as fixed by such officers, shall not be less than ten (10) days nor more than sixty (60) days after the receipt of such request. If notice of such meeting be not given to the shareholders within seven (7) days after the receipt of such request, such person or persons making such request may fix the time of such special meeting and give notice thereof in the same manner as hereinafter provided for notice of special meetings of shareholders to be given by the secretary of the Corporation.

Section 4. Notice of Meeting. If the shareholders’ meeting is not held upon the unanimous consent of the shareholders, a written or printed notice of every annual or special meeting of the shareholders stating the time and place and, in case of special meetings, the object or objects thereof, shall be prepared and mailed by the secretary of the Corporation, postage prepaid, to each shareholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten (10) days before the date of any such meeting. The general nature of the business or proposal shall be given in the case of a special meeting of the shareholders before action may be taken at such meeting upon any of the following proposals: (a) to sell, lease, convey, exchange, transfer, or otherwise dispose of all or substantially all of the property and assets of the Corporation; (b) to amend the By-laws; (c) to change the stated capital of the Corporation; (d) to amend the Articles of Incorporation, except to extend the term of the corporate existence; (e) to merge or consolidate with another corporation, domestic or foreign; (f) to wind-up and dissolve the Corporation; or, (g) to adopt a plan of distribution of shares, securities, or any consideration other than money in the process of winding-up.

Section 5. Quorum. A majority of the issued and outstanding shares entitled to vote thereat, exclusive of treasury shares, if any, shall be necessary to constitute a quorum at meetings of shareholders. When a quorum is present at any meeting, a majority of the shares represented thereat and entitled to vote thereat shall decide any question brought before such meeting. In the absence of a quorum, those present may adjourn the meeting from time to time until a quorum is obtained, but until a quorum is obtained, may transact no business.

Section 6. Voting. At each meeting of shareholders, every shareholder shall be entitled to vote in person or by proxy and he shall have one vote for each share standing registered in his name at the closing of the transfer books for such meeting, or the record date fixed for such meeting by the Board of Directors, as the case may be, or standing registered in his name at the time of such meeting if neither a date for the closing of the transfer books nor a record date for such meeting has been fixed by the Board of Directors. The voting at all meetings of shareholders may be viva voce, but any qualified voter may demand a share vote by written ballot, whereupon such share vote shall be taken by written ballot, each of which shall state the name of the shareholder voting and the number of shares voted by him and, if such ballot be cast by proxy, it shall also state the name of such proxy.

Section 7. Proxies. Any shareholder entitled to vote may cast his votes in person or by proxy. The appointment of a proxy shall be in writing and signed but shall require no other attestation and shall be filed with the secretary of the Corporation at or before the meeting, but in no case shall a proxy be appointed for a period of over seven years. If any shareholder appoints two or more persons to act as proxies and if the instrument does not otherwise provide, then a majority of such persons present at the meeting, or if only one shall be present, then that one shall have and may exercise all of the powers conferred by such instrument upon all of the persons so appointed; and if such proxies be equally divided as to the right and manner of voting in any particular case, the vote shall be divided among the proxies. Any person holding shares in a representative or fiduciary capacity which he may represent in person may represent the same by proxy and confer general discretionary power upon such a proxy. The authority of a proxy if not coupled with an interest may be terminated at will. Unless otherwise provided in the appointment, the proxy’s authority shall cease eleven months after the appointment. The termination of a proxy’s authority by act of the shareholder shall, subject to the time limitation herein set forth, be ineffective until written notice of the termination has been given to the secretary of the Corporation. Unless otherwise provided therein, an appointment filed with the secretary shall have the effect of revoking all proxy appointments of prior date. A proxy’s authority shall not be revoked by the death or incapacity of the maker unless before the vote is cast or the authority is exercised, written notice of such death or incapacity is given to the Corporation.

Section 8. Consent and Waiver of Notice. Any transactions of the shareholders at any meetings thereof, regardless of how or whether call was made or notice given, shall be valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present, either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote and not present is person or by proxy sign a written Waiver of Notice, a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the secretary or made a part of the records of the meeting.

Whenever any notice whatsoever is required to be given under the provisions of these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the actual giving of such notice.

Section 9. Memorandum of Action. Any action which, under any provisions of these By-laws or under any provisions of the laws of the State of Oklahoma or under the provisions of the Articles of Incorporation, might be taken at a meeting of the shareholders may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose, and such record or memorandum be filed with the secretary and made a part of the corporate records.

Section 10. Voting List. The secretary of the Corporation shall, before each shareholders’ meeting, make, as of forty-eight (48) hours prior to the convening of such meeting, a list of all persons entitled to represent shares at such meeting, arranging the names alphabetically, with the number of shares entitled to be voted by each set opposite the respective names. He or she shall produce the shares ledger or a duplicate thereof, together with such list, and keep them open at the place of such meeting during the business hours of at least one (1) full day immediately preceding the convening thereof and until the close of such meeting, and they shall be subject to inspection at any time during such period by any shareholder or person representing shares.

Section 11. Officers of Shareholders’ Meetings. The president, if present, shall preside at all meetings of the shareholders. In his absence, the vice president, or in his absence, the next officer, in due order, who may be present, shall preside. The secretary of the Corporation shall act as secretary of all shareholders’ meetings and shall keep a true and correct record of the proceedings of all such meetings.

Section 12. Order of Business. The order of business at the annual meeting, and so far as practicable at all other meetings of the shareholders, shall be as follows:

(a) Calling meeting to order;

(b) Calling of roll and checking proxies;

(c) Proof of notice of meetings;

(d) Reading of any unapproved minutes;

(e) Reports of officers;

(f) Reports of committees;

(g) Election of directors;

(h) Unfinished business;

(i) New business; and,

(j) Adjournment.

Section 13. Adjournments. Any business which might be transacted at an annual meeting of the shareholders may be done at a special or at an adjourned meeting. If no quorum be present at any meeting of the shareholders (whether annual, special or adjourned), such meeting may be adjourned by those present from day to day or from time to time until such quorum be obtained; such adjournment and the reasons therefor being recorded in the journal or minutes of proceedings of the shareholders, and no notice whatsoever need be given of any such adjourned meeting if the time and place of such meeting be fixed at the meeting adjourned.

ARTICLE VI

Directors

Section 1. Authority and Duties. Subject to the limitation of the Articles of Incorporation and of pertinent restrictions of the Business Corporation Act of this State, the Board of Directors shall have entire charge of the corporate powers, the business and affairs of the Corporation, as follows:

(a) To conduct, manage, and control the affairs and business of the Corporation and to make such rules and regulations therefor not inconsistent with law and these By-laws as they may deem best; and

(b) To appoint an executive committee and any other committees which may seem to them advisable and to delegate to the executive committee, or any such other committee, subject to the control of the Board of Directors, any of the powers and authority of the Board, except the power to declare dividends and to adopt, amend, or repeal these By-laws; provided, however, that any such executive committee shall be composed of two or more directors and shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board; and

(c) To elect and remove at pleasure all the officers, agents, and employees of the Corporation, prescribe such duties for them as may not be inconsistent with law and these By-laws, fix the terms of their offices and their compensation; and, in their discretion, require from them security for faithful service; and

(d) To fix, from time to time, the office of the Corporation, and to designate from time to time any place or places where meetings of the shareholders and/or directors of this Corporation shall or may be held; to adopt, name, and use a corporate seal, to prescribe the forms of certificates of stock, and to alter the form of such seal and such certificates, from time to time, as in their judgment may seem best; and

(e) Subject to the power of the shareholders to adopt, amend, or repeal these By-laws, directors may adopt, amend, or repeal these By-laws, other than a By-law or amendment thereof, changing the authorized number, qualifications, classifications, or term of office of directors; and

(f) The Board of Directors may fix a time in the future, not exceeding thirty (30) days preceding the date of any meeting of shareholders and not exceeding thirty (30) days preceding the date fixed for the payment of any dividend or distribution or for the allotment of rights or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares; and, in such case, only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole, or any part, of such period.

(g) To authorize the issue of stock of the Corporation from time to time upon such terms as may be approved by appropriate public authority in consideration of money paid, labor done, or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or, in case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

(h) Generally, in addition to the powers and authorities by these By-laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised or done by the shareholders.

Section 2. Number. The number of directors which shall constitute the whole Board of Directors shall not be less than three (3) nor more than ten (10). The shareholders at any annual meeting may determine the number which shall constitute the Board of Directors and the number so determined shall remain fixed until changed at a subsequent annual meeting; or, the authorized number of directors of this corporation may be changed by a By-law duly adopted by the shareholders, provided that at no time shall the Corporation have less than three (3) directors.

Section 3. Election and Term of Office. The directors named in the minutes of the First Meeting of the Shareholders of this Corporation shall hold office until the next annual meeting or at a special meeting of the shareholders. The terms of office shall begin immediately after election and shall continue for one (1) year and until their successors are elected and qualified. At the election of directors, there must be present in person or by proxy the holders of a majority of the shares entitled to vote, and every person acting therein in person or by proxy, or as a representative, must be a bona fide shareholder having stock in his own name on the stock books of the Corporation. Subsequent directors shall be selected at the annual meeting of the shareholders and shall serve for one (1) year and each shall serve until his successor shall be elected and shall qualify, even though it necessitates remaining in office for a period in excess of one (1) year.

Section 4. Qualifications. A director need not be a shareholder of the Corporation, but must be legally competent to enter into contracts.

Section 5. Vacancies. Any vacancy occurring in the Board of Directors through death, resignation, disqualification, disability or other cause may be filled by the remaining members of the Board of Directors though less than a quorum and each person so elected shall continue as a member of the Board of Directors until he is removed therefrom as hereinafter provided for or until his successor is elected by the shareholders, and the shareholders may hold such election at their next annual meeting or at any special meeting duly called for that purpose.

Section 6. Removal. The entire Board of Directors or any individual director may be removed from office with or without cause by a vote at any annual or special meeting of the shareholders. In case the entire Board of Directors or any one or more directors be so removed, new directors may be elected at the same meeting.

Section 7. When Board May Declare Vacancies. The Board of Directors shall declare vacant the office of a director if he be declared of unsound mind by an order of court, or convicted of a felony, or may do so if within sixty (60) days after notice of his election, he does not accept such office in writing or does not attend a meeting of the Board of Directors and fulfill such other requirements of qualification as these By-laws specify.

Section 8. Compensation of Directors. The Board of Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors, provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE VII

Meetings of Directors

Section 1. Place of Meetings. Any meeting (whether regular, annual, special, or adjourned) of the Board of Directors of the Corporation may be held at any place within or without the State of Oklahoma which has been theretofore designated for that purpose by resolution of the Board of Directors or by the written consent of all of the members of the Board.

Section 2. Annual Meetings. Annual meetings of the Board of Directors for the purpose of election of officers of the Corporation and the transaction of any other business coming before such meeting shall be held each year immediately following the adjournment of the annual shareholders’ meeting and no notice of such meeting to the elected directors shall be necessary in order to legally constitute the meeting, provided a majority of the whole Board of Directors shall be present. If a majority of the whole Board of Directors shall not be present, then such regular annual meeting may be held at such time as shall be fixed by the consent, in writing, of all of the directors.

Section 3. Regular Meetings. In its discretion, regular meetings of the Board of Directors may be held monthly without notice at such time as shall from time to time be determined by the Board of Directors.

Section 4. Special Meetings. Special meetings of the Board of Directors may be held at any time on the written call of the president or, if he be absent or unable to act, by any other officer in the order of their seniority. Such meetings may also be held at any time without call or notice upon the unanimous consent of the directors.

Section 5. Notice of Meetings. The secretary of the Corporation shall notify each member of the Board of Directors of all regular or special meetings, except the regular annual meetings immediately following the annual shareholders’ meetings, either personally or by mail, telephone or telegram not less than five (5) days before any such meeting, giving the time, place and in case of special meetings, the objects thereof, and no business shall be considered at any special meeting other than the objects contained or mentioned in such notice except upon the unanimous consent of all the directors present, but any director may, in writing, either before or after the meeting, waive notice thereof; and without notice, any director by his attendance at and participation in any action taken at any meeting shall be deemed to have waived such notice.

Section 6. Business at a Special or Adjourned Meeting. Any business which might be done at a regular or annual meeting of the Board of Directors may be done at a special or at an adjourned meeting, if the time and place of such meeting be fixed at the meeting adjourned.

Section 7. Memorandum of Action. Any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all of the members of the Board of Directors.

Section 8. Quorum. At all meetings of the Board, a quorum shall consist of a majority of the entire number of directors and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors except as may be otherwise specifically provided by statute or by these By-laws. A minority of the Board present at any regular or special meeting may, in the absence of a quorum, adjourn to a later date but may not transact any business until a quorum has been secured. At any adjourned meeting at which a required number of directors shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9. Election of Officers. At the regular annual meeting of the Board of Directors following the shareholders’ annual meeting each year, the Board of Directors shall elect a president, one or more vice presidents, a secretary, a treasurer and such assistant secretary or secretaries and assistant treasurer or treasurers as the Board shall, from time to time, determine, to serve for the ensuing year and until the election of their respective successors. One person may be elected to more than one office except that the secretary may not be the same person as the president, and the president may not be the same person as the vice president. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board of Directors may fix the salaries and compensation of all officers and agents of the Corporation or may delegate the right and power to fix such salaries and compensation to the officers or agents of the Corporation.

Section 10. Order of Business. The order of business at the annual meetings and so far as practical at all other meetings of the directors shall be as follows:

(a) Calling meeting to order;

(b) Proof of Notice of Meeting;

(c) Reading of any unapproved minutes;

(d) Reports of officers and directors;

(e) Reports of committees;

(f) Election of officers;

(g) Unfinished business;

(h) New business; and

(i) Adjournment.

ARTICLE VIII

Officers

Section 1. Enumeration, Election and Qualification. The officers of the Corporation shall be a president, one or more vice presidents, and either a secretary and a treasurer or a secretary-treasurer, and, in addition thereto, such assistant secretary or secretaries and assistant treasurer or treasurers as the Board of Directors, in its discretion, shall determine. Two or more offices at the same time may be held by the same person, provided, however, that no officer shall at the same time hold the office of president and secretary, or the office of president and vice president. The president must be chosen from the Board of Directors. Any other officers may or may not be Directors, and no officer need be a shareholder of the corporation. No officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument be required by law or these By-laws to be executed, acknowledged, or verified, as the case may be, by any two (2) or more officers. The Board of Directors, if it deems advisable, may elect at any time additional vice presidents, one or more assistant secretaries, and/or one or more assistant treasurers with such powers as the Board of Directors shall from time to time prescribe. The Board of Directors may require any officer or agent to give a bond or other security for the faithful performance of his duties.

Section 2. Term of Office and Removal. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer or agent elected or appointed by the Board of Directors may be removed at anytime with or without cause by the affirmative vote of a majority of the whole Board of Directors.

Section 3. Compensation. The salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time, and at any time, at its pleasure.

Section 4. Vacancies. If the office of any officer or officers becomes vacant for any reason, the vacancy may be filled by the affirmative vote of the majority of the whole Board of Directors.

Section 5. Delegation of Duties. In case of the absence or disability of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director provided a majority of the entire Board concur therein.

Section 6. The President. The powers and duties of the President shall be:

(a) The President shall exercise the duties of supervision and management of the business and shall preside at all meetings of the shareholders and directors.

(b) He shall call special meetings of the shareholders and all meetings of the Board of Directors to be held at such times and places as provided by these By-laws.

(c) He shall sign or countersign, as may be necessary, all such bills, notes, checks, contracts and other instruments as may pertain to the ordinary course of the Corporation’s business, including but not limited to certificates of stock of the Corporation, and shall with the secretary sign the minutes of all shareholders’ and directors’ meetings over which he may have presided.

(d) He shall execute bonds, mortgages and other contracts or instruments in writing requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

(e) At the regular annual meeting of the shareholders, he shall submit a complete report of the operations of the Corporation’s affairs as existing at the close of each year and shall report to the Board of Directors from time to time all such matters coming to his attention and relating to the interest of the Corporation as should be brought to the attention of the Board.

(f) He shall be an ex officio member of all standing committees; he shall have such usual powers of supervision and management as may pertain to the office of the president and perform such other duties as may be properly required of him by the Board of Directors.

Section 7. The Vice President. In the absence of the president occasioned by inability, absence from city, failure or refusal to act, the vice president shall perform all duties which should be performed by the president were he present.

Section 8. The Secretary and Assistant Secretary. The secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and minutes of all proceedings in the books to be kept for that purpose. He shall issue or cause to be issued calls for meetings of shareholders and directors and shall notify all officers and directors of their election. He shall have charge of and keep the seal of the Corporation and affix the same to the certificates of stock when such certificates are signed by the president and secretary and shall affix the seal, attested by his signature, to such other instruments as may require the same. He shall keep the share certificate and transfer books and other usual corporation books and records and shall prepare, record, transfer, issue, seal and cancel certificates of shares of stock as required by the transactions of the Corporation and its shareholders. He shall also sign with the president or vice president all contracts, deeds, licenses and other instruments when so ordered. He shall make such reports to the Board of Directors as they may request and shall also prepare such reports and statements as are required by the laws of the State of Oklahoma and shall perform such other duties as may be prescribed by the Board of Directors. He shall allow any shareholder, on application in business hours, to inspect the share certificate and transfer books and the share ledger. He shall attend to such correspondence and do such other duties as may be incidental to his office or as may be properly assigned to him by the Board of Directors. The assistant secretary or secretaries shall perform the duties of the secretary in the case of his absence or disability and such other duties as may be specified by the Board of Directors.

Section 9. The Treasurer and Assistant Treasurer. The Treasurer shall have the custody of all money and securities of the Corporation and shall cause to be kept regular books of account. He shall cause to be disbursed the funds of the Corporation in payment of the just demands against the Corporation or as are ordered by the Board of Directors and shall see that proper vouchers are taken for such disbursements and shall render to the Board of Directors, from time to time, as may be required of him, an account of all his transactions as treasurer and of the financial condition of the Corporation. He shall exhibit or cause to be exhibited the books of the Corporation to the Board of Directors, or to any committee appointed by the Board, or to any Director on application during business hours, or to any other person entitled to inspect such books pursuant to pertinent provisions of the Business Corporation Act of the State of Oklahoma. He shall perform all duties incident to his office or which are properly required of him by the Board of Directors. The assistant treasurer or treasurers shall perform the duties of the treasurer in the event of his absence or disability and such other duties as the Board of Directors may determine.

ARTICLE IX

Share Certificates

Section 1. Certificates of Shares. Each shareholder of the Corporation whose shares have been paid for in full shall be entitled to a certificate or certificates showing the number of the shares of the Corporation standing on the books in his name. Each certificate shall be numbered, bear the signatures of the president or vice president and secretary and the seal of the Corporation and be issued in numerical order from the share certificate book. A full record of each certificate of shares as issued must be entered on the corresponding stubs of the share certificate book.

Section 2. Transfer of Shares. Transfer of shares shall be made upon the proper share books of the Corporation and must be accompanied by the surrender of the duly endorsed certificate or certificates representing the transferred shares. Surrendered certificates shall be cancelled and attached to the corresponding stubs in the share certificate book and new certificates issued to the parties entitled thereto.

Section 3. Closing of Transfer Books. The Board of Directors shall have power to close the share transfer books of the Corporation for a period not exceeding forty (40) days preceding the date of any meeting of shareholders or the date of payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital shares of stock shall go into effect. While the share transfer books of the Corporation are closed, no transfer of shares shall be made thereon. The Board of Directors, in lieu of closing the share transfer books as aforesaid, may fix in advance a date not exceeding forty (40) days preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital shares of stock shall go into effect as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive payment of any such dividend or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital shares of stock and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment rights and to exercise such rights as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid.

Section 4. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the party of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of the State of Oklahoma.

Section 5. Lost Certificate. Any person claiming a certificate of shares to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require and the Board of Directors may in their discretion require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as they may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without advertising and without requiring any bond when, in the judgment of the directors, it is proper to do so.

Section 6. Inspection of Books. The directors shall determine, from time to time, whether and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except as such may be, by statutes, specifically open to inspection) or any of them shall be open to the inspection of the shareholders, and the shareholders’ rights in this respect are and shall be restricted and limited accordingly.

Section 7. Lien on Shares. The Corporation shall have a first and paramount lien on the shares of each shareholder and upon all dividends due them for any indebtedness by such members of the Corporation, either on account of the subscription of its stock, for money loaned by the Corporation to the Shareholder, or for any other indebtedness due from the Shareholder.

Section 8. Treasury Shares. Treasury shares, or other shares, not at the time issued and outstanding, shall not, directly or indirectly, be voted at any meeting of the shareholders, or counted in calculating the actual voting power of shareholders at any given time.

ARTICLE X

Fiscal Year

The fiscal year of the Corporation shall be determined by the Board of Directors.

ARTICLE XI

Checks

Checks or demands for money and notes of the Corporation shall be signed by such officer or officers, or agent or agents, as the Board of Directors may, from time to time, designate.

ARTICLE XII

Dividends

Section 1. Declaration of Payment. Dividends upon the shares of the capital stock of the Corporation may be declared and paid out of the net earnings or surplus profits of the Corporation, to the extent permitted by the laws of the State of Oklahoma, by the Board of Directors in their discretion at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock.

Section 2. Reserve Fund. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors may, from time to time, in their absolute discretion, think proper, as a reserve fund to meet contingencies, for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE XIII

Annual Report to Shareholders Dispensed With

The annual report, which Section 1.72 of Title 18, Okla. Stat. (1971) requires the Board of Directors to send to shareholders not later than one hundred twenty (120) days after the close of the fiscal year, is hereby expressly dispensed with, and the Board of Directors shall not be required to send such annual report to the shareholders of this Corporation.

ARTICLE XIV

Notices

Section 1. Form of Notices. Whenever, under the provisions of these By-laws, notice is required to be given to any director, officer or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States mail in a postpaid sealed wrapper, addressed to such director, officer or shareholder at such address as appears on the books of the Corporation, or in default of other address, to such director, officer or shareholder at the general post office in Oklahoma City, Oklahoma, and such notice be deemed to be given at the time when the same shall be thus mailed.

Section 2. Waiver of Notice. Any shareholder, director, or officer may waive any notice required to be given under these By-laws by a written waiver signed by the person, or persons, entitled to such notice, whether before or after the time stated therein, and such waiver shall be deemed equivalent to the actual giving of such notice.

ARTICLE XV

Amendments

These By-laws may be amended, altered, changed or repealed by the affirmative vote of a majority of the shares issued and outstanding, and entitled to vote thereat, at any regular or special meeting of the shareholders if notice of the proposed amendment, alteration, change or repeal be contained in the notice of the meeting, or by the affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors provided, further, however, that the Board of Directors shall have no power to adopt, amend or alter any By-laws fixing their number, qualifications, classifications, term of office or the right of the shareholders to remove them from office.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, being all of the Directors of the above named Corporation, a corporation incorporated, organized, and existing under and by virtue of the laws of this State, do hereby certify that the foregoing By-laws consisting of Fifteen Articles were duly adopted as the By-laws of said corporation on this date.

IN WITNESS WHEREOF, we have hereunto subscribed our names and affixed the seal of said corporation this 9th day of February, 1984.

/s/ Ed Alexander
Ed Alexander

/s/ Larry A. Evans
Larry A. Evans

/s/ Ben L. Boyd
Ben L. Boyd

/s/ Joe T. Shockley, Jr.
Joe T. Shockley, Jr.

MEMORANDUM OF ACTION

BY UNANIMOUS CONSENT OF

SOLE STOCKHOLDER OF

UNIT PETROLEUM COMPANY

November 4, 2005

Pursuant to appropriate statutory authority, the undersigned, being the sole stockholder of Unit Petroleum Company, an Oklahoma corporation (the “Corporation”), hereby consents to, authorizes and adopts, the following resolutions and declares that the actions hereby taken and authorized shall have the same full force and effect as if adopted at a meeting of stockholders:

BE IT RESOLVED, that the By-laws of Unit Petroleum Company are hereby amended as follows:

ARTICLE I

Name

The name of this corporation is UNIT PETROLEUM COMPANY.

ARTICLE II

Office

Section 1. Principal Office. The principal office and place of business of the Corporation shall be 7130 South Lewis, Suite 1000, Tulsa, Oklahoma, 74135.

ARTICLE VI

Directors

Section 2. Number. The number of directors which shall constitute the whole Board of Directors shall not be less than two (2) nor more than ten (10). The shareholders at any annual meeting may determine the number which shall constitute the Board of Directors and the number so determined shall remain fixed until changed at a subsequent annual meeting; or, the authorized number of directors of this corporation may be changed by a By-law duly adopted by the shareholders, provided that at no time shall the Corporation have less than two (2) directors.

BE IT FURTHER RESOLVED, that the above stated amendment shall be retroactively effective beginning on the 1st day of February, 2002.

BE IT FURTHER RESOLVED, that all actions taken by the two-member Board of Directors as of February 26, 2002 are hereby approved and ratified.

IN WITNESS WHEREOF, the undersigned has executed this consent as of the 4th day of November, 2005.

UNIT CORPORATION

By	/s/ Larry D. Pinkston
Larry D. Pinkston, President and CEO

AMENDMENT #1 TO ARTICLE I

OF THE

BY-LAWS OF UNIT PETROLEUM COMPANY

ARTICLE I

Name

The name of this corporation is UNIT PETROLEUM COMPANY.

AMENDMENT #1 TO ARTICLE II

OF THE

BY-LAWS OF UNIT PETROLEUM COMPANY

ARTICLE II

Office

Section 1. Principal Office. The principal office and place of business of the Corporation shall be 7130 South Lewis, Suite 1000, Tulsa, Oklahoma, 74135.

AMENDMENT #1 TO ARTICLE IV

OF THE

BY-LAWS OF UNIT PETROLEUM COMPANY

ARTICLE VI

Directors

Section 2. Number. The number of directors which shall constitute the whole Board of Directors shall not be less than two (2) nor more than ten (10). The shareholders at any annual meeting may determine the number which shall constitute the Board of Directors and the number so determined shall remain fixed until changed at a subsequent annual meeting; or, the authorized number of directors of this corporation may be changed by a By-law duly adopted by the shareholders, provided that at no time shall the Corporation have less than two (2) directors.